EXHIBIT 10.2

No: C-B-07

Hangzhou Bank Co. Ltd.

Financing Guarantee Letter

To: Shenzhen Branch, Hangzhou Bank Co. Ltd.

I am willing to provide the debtor Shenzhen SCM Shenzhen Ltd., which signs the Comprehensive Financing Line Contract (No. 2009SC000000841 ) with irrevocable jointly and severally guarantee liabilities.

Guarantee validity: since the starting day of the obligation performance of the principal contract till 2 years after the expiration date.

Security range: RMB43,750,000.00 (including bill discounts, acceptance, guarantee, advance for L/C), interest (including compound interest) and penalty rate, penalty, compensation and all the notary, evaluation, auction, litigation, legal expenses occurred in order to recall the creditor rights.

I recognize and accept the validity of the Comprehensive Financing Line Contract and this Financing Guarantee Letter, and commit to carry it out conscientiously. In case of other guarantee or warranty of the principal claim guaranteed besides that agreed in this Financing Guarantee Letter, it shall not influence any of your rights and its fulfillment under this Financing Guarantee Letter, and I shall not raise a plea against you on this basis.

ID number:__________________________

Address:___________________________

Telephone No.: ______________________

Postal Code: ________________________

Guarantor (chop): Lei Xia
/s/Lei Xia

April 2009